UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 19, 2012 (July 17, 2012)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on April 25, 2012, Inergy, L.P. (the “Inergy”), Inergy GP, LLC and Inergy Sales & Service, Inc. entered into a Contribution Agreement (the “Contribution Agreement”) with Suburban Propane Partners, L.P. (“Suburban”). Pursuant to the Contribution Agreement, Inergy has agreed to contribute its retail propane business to Suburban in exchange for consideration of approximately $1.8 billion (the “Purchase Price”).

Pursuant to the Contribution Agreement, Suburban will issue up to $1.0 billion principal amount of newly issued Suburban senior notes, and pay up to $200.0 million of cash, in connection with exchange offers for up to $1.2 billion of the 7.0% Senior Notes due 2018 (the “2018 Notes”) issued by Inergy and Inergy Finance Corp. (“Inergy Finance”) and the 6.875% Senior Notes due 2021 (the “2021 Notes”) issued by Inergy and Inergy Finance (the “Exchange Offers”).

In connection with the Exchange Offers, Suburban and Suburban Finance sought consents (the “Consent Solicitations”) to approve proposed amendments to the indenture pursuant to which the 2018 Notes were issued (the “2018 Notes Indenture”) and the indenture pursuant to which the 2021 Notes were issued (the “2021 Notes Indenture”). Once operative, the proposed amendments will, among other things, (i) delete in their entirety substantially all the restrictive covenants, (ii) modify the covenants regarding mergers and consolidations and (iii) eliminate certain events of default contained in the 2018 Notes Indenture and the 2021 Notes Indenture.

As previously announced, as of 5:00 p.m. New York City time, on July 12, 2012, the consent date for the Consent Solicitations, Suburban had received tenders and consents from (i) approximately 96.75% of the $600 million in aggregate principal amount of the 2018 Notes and (ii) approximately 88.75% of the $600 million in aggregate principal amount of the 2021 Notes. As a result, the minimum condition for the Exchange Offers has been satisfied and the requisite consents to approve the proposed amendments to the 2018 Notes Indenture and 2021 Notes Indenture have been received. The Exchange Offers remain subject to certain other conditions including the consummation of the acquisition contemplated by the Contribution Agreement. The Exchange Offers are scheduled to expire at 11:59 p.m., New York City time, on July 26, 2012 (the “Expiration Date”), unless extended by Suburban in its sole discretion. Subject to the terms and conditions of the Exchange Offers, the settlement date for the Exchange Offers will occur promptly on or after the Expiration Date.

Second Supplemental Indenture for 7.0% Senior Notes due 2018

On July 17, 2012, following receipt of the requisite consents of the holders of the 2018 Notes, there was executed and delivered the Second Supplemental Indenture (the “2018 Second Supplemental Indenture”), by and among Inergy, Inergy Finance, the guarantors named therein and U.S. Bank National Association (the “Trustee”), to the 2018 Notes Indenture. The 2018 Second Supplemental Indenture became effective immediately upon the execution and delivery by the parties thereto; however, the proposed amendments contained therein will not become operative until Inergy provides written notice to the Trustee of the incurrence of the settlement date.

The foregoing description of the 2018 Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the 2018 Second Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Supplemental Indenture for 6.875% Senior Notes due 2021

On July 17, 2012, following receipt of the requisite consents of the holders of the 2021 Notes, there was executed and delivered the Second Supplemental Indenture (the “2021 Second Supplemental Indenture”), by and among Inergy, Inergy Finance, the guarantors named therein and the Trustee, to the 2021 Notes Indenture. The 2021 Second Supplemental Indenture became effective immediately upon the execution and delivery by the parties thereto; however, the proposed amendments contained therein will not become operative until Inergy provides written notice to the Trustee of the incurrence of the settlement date.

The foregoing description of the 2021 Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the 2021 Second Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in, or included as an exhibit to, this Current Report on Form 8-K does not constitute an offer to purchase or exchange any securities or a solicitation of any offer to sell any securities. The exchange offers are being made only pursuant to a confidential offer document and only to persons certifying that (a) they are in the United States and are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act (that are also “accredited investors” within the meaning of Rule 501 of Regulation D of the Securities Act) or (b)(i) they are outside the United States and are not U.S. persons, who are eligible to acquire securities pursuant to Regulation S and would be participating in any transaction in accordance with Regulation S and (ii) they are “non-U.S. qualified offerees” (as defined in the offer documents).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Forward Looking Statements

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements may include statements preceded by, followed by or that contain forward-looking terminology, including the words “believe,” “expect,” “may,” “should,” “could,” “anticipate,” “estimate,” “intend” or the negation thereof, or similar expressions. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Among those is the risk that the conditions to closing the Contribution Agreement are not met or that the anticipated benefits from the proposed transactions contemplated by the Contribution Agreement cannot be fully realized. Should one or more of these risks or uncertainties materialize or any underlying assumption proves incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that could cause actual results to differ materially from those referred to in the forward-looking statements are: weather conditions that vary significantly from historically normal conditions; the general level of petroleum product demand and the availability of propane supplies; the price of propane to the consumer compared to the price of alternative and competing fuels; the demand for high deliverability natural gas storage capacity in the Northeast; Inergy’s ability to successfully implement its business plan; the outcome of rate decisions levied by the Federal Energy Regulatory Commission; Inergy’s ability to generate available cash for distribution to unitholders; and the costs and effects of legal, regulatory and administrative proceedings against, or that may be brought against, Inergy or its subsidiaries. These and other risks and assumptions are described in Inergy’s annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Inergy undertakes no obligation to update any forward-looking statement, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of July 17, 2012, to the Indenture, dated as of September 27, 2010, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association

4.2	Second Supplemental Indenture, dated as of July 17, 2012, to the Indenture, dated as of February 2, 2011, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its General Partner

Date: July 19, 2012	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of July 17, 2012, to the Indenture, dated as of September 27, 2010, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association

4.2	Second Supplemental Indenture, dated as of July 17, 2012, to the Indenture, dated as of February 2, 2011, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association

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